Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER Regarding Units

of CPG JPMORGAN ALTERNATIVE STRATEGIES FUND, LLC Tendered Pursuant to the Offer to Purchase Dated March 25, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL
MUST BE RECEIVED BY GEMINI FUND SERVICES, LLC
EITHER BY MAIL OR FAX BY, THE END
OF THE DAY ON MONDAY, APRIL 21, 2014,
AT 12:00 MIDNIGHT, NEW YORK TIME,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

CPG JPMorgan Alternative Strategies Fund, LLC c/o Gemini Fund Services, LLC 17605 Wright Street, Suite 2 Omaha, Nebraska 68130

Attn: Tender Offer Administrator Fax: (402) 963-9094 For additional information: Phone: (212) 317-9200

To assure good delivery, please send this Notice of Withdrawal to Gemini Fund Services, LLC and not to your broker or dealer or financial advisor.

CPG JPMORGAN ALTERNATIVE STRATEGIES FUND, LLC

You are responsible for confirming that this Notice is received by Gemini Fund
Services, LLC.  To assure good delivery, please send this page to Gemini Fund
Services, LLC and not to your broker or dealer or financial advisor.
If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	______________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Investor:	______________________________________________________

Joint Tenant Signature:	______________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Joint Tenant:	______________________________________________________

FOR OTHER INVESTORS:

Print Name of Investor:	______________________________________________________

Signature:	______________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Signatory and Title:	______________________________________________________

Co-Signatory if necessary:	______________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Co-Signatory and Title:	______________________________________________________